Exhibit 99.4

APPENDIX

CAREFUSION CORPORATION

INTERIM CONDENSED COMBINED FINANCIAL STATEMENTS

AND

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED MARCH 31, 2009

The interim condensed combined financial statements included herein should be read in conjunction with the financial statements and related notes contained in the Form 10 registration statement filed by CareFusion Corporation and all amendments thereto (including amendments to be filed in the future) and have been prepared on the same basis as the financial statements contained in the Form 10 registration statement.

CAREFUSION CORPORATION

INTERIM CONDENSED COMBINED STATEMENTS OF EARNINGS

	Nine Months Ended March 31,
	2009	2008
	(unaudited) (in millions)
Revenue	$3,409.6	$3,270.0
Costs of products sold	1,902.9	1,790.1

Gross margin	1,506.7	1,479.9

Selling, general and administrative expenses	871.2	816.4
Research and development expenses	120.2	112.1
Restructuring and acquisition integration charges	55.5	21.6

Operating earnings	459.8	529.8

Interest expense and other, net (including net interest expense allocated from parent of $63.5 and $67.0 for the nine months ended March 31, 2009 and 2008, respectively)	83.4	33.0
Royalty (income) and other, net received from parent	(193.9)	(137.4)

Earnings before income taxes	570.3	634.2

Provision for income taxes	98.5	146.3

Net earnings	$471.8	$487.9

CAREFUSION CORPORATION

INTERIM CONDENSED COMBINED BALANCE SHEETS

	March 31, 2009	June 30, 2008
	(unaudited)
ASSETS	(in millions)
Current assets:
Cash and equivalents	$519.9	$607.1
Trade receivables, net	513.5	629.2
Current portion of net investment in sales-type leases	391.6	373.2
Inventories	605.5	584.0
Prepaid expenses and other	95.8	128.4

Total current assets	2,126.3	2,321.9

Property and equipment, at cost	1,291.8	1,175.2
Accumulated depreciation and amortization	(717.2)	(573.5)

Property and equipment, net	574.6	601.7

Other assets:
Net investment in sales-type leases, less current portion	917.9	899.2
Goodwill	3,461.9	3,456.3
Other intangibles, net	935.0	977.7
Other	47.0	71.8

Total assets	$8,062.7	$8,328.6

LIABILITIES AND PARENT COMPANY EQUITY
Current liabilities:
Current portion of long-term obligations and other short-term borrowings, including debt allocated from parent of $157.0 and $62.6 at March 31, 2009 and June 30, 2008, respectively	$164.1	$70.0
Accounts payable	175.0	183.1
Other accrued liabilities	429.7	547.3

Total current liabilities	768.8	800.4

Long-term obligations, less current portion, including debt allocated from parent of $1,470.0 and $1,534.0 at March 31 2009 and June 30, 2008, respectively	1,471.5	1,538.7
Deferred income taxes and other liabilities	969.9	941.6
Parent company equity:
Parent company investment	4,919.6	4,976.9
Accumulated other comprehensive income (loss)	(67.1)	71.0

Total parent company equity	4,852.5	5,047.9

Total liabilities and parent company equity	$8,062.7	$8,328.6

CAREFUSION CORPORATION

INTERIM CONDENSED COMBINED STATEMENTS OF CASH FLOWS

	Nine Months Ended March 31,
	2009	2008
	(unaudited) (in millions)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$471.8	$487.9
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	130.8	123.4
Equity-based compensation expense	41.8	38.4
Provision for deferred income taxes	23.2	49.0
Provision for bad debts	8.5	3.8
Loss on sales of property and equipment, net	11.8	9.6
Change in operating assets and liabilities, net of effects from acquisitions:
Decrease in trade receivables	108.0	172.2
(Increase) / decrease in inventories	(23.6)	89.8
Increase in net investment in sales-type leases	(37.1)	(85.2)
Decrease in accounts payable	(8.2)	(42.4)
Other accrued liabilities and operating items, net	(96.0)	8.3

Net cash provided by operating activities	631.0	854.8

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of subsidiaries, net of divestitures and cash acquired	(0.3)	(107.3)
Net additions to property and equipment	(76.2)	(104.8)
Additions to intangible assets	(20.2)	(14.2)

Net cash used in investing activities	(96.7)	(226.3)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net change in third party short-term borrowings	—	(0.5)
Net change in third party long-term obligations	(2.7)	(12.8)
Net cash transfer to parent	(540.2)	(575.1)

Net cash used in financing activities	(542.9)	(588.4)

Effect of exchange rate changes on cash	(78.6)	70.4

NET INCREASE / (DECREASE) IN CASH AND EQUIVALENTS	(87.2)	110.5

CASH AND EQUIVALENTS AT BEGINNING OF PERIOD	607.1	676.6

CASH AND EQUIVALENTS AT END OF PERIOD	$519.9	$787.1

CAREFUSION CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NINE MONTHS ENDED MARCH 31, 2009

The following unaudited pro forma condensed combined financial statements of CareFusion Corporation (“CareFusion”) consist of the unaudited pro forma condensed combined statement of earnings for the nine months ended March 31, 2009 and an unaudited pro forma combined balance sheet as of March 31, 2009. These unaudited pro forma condensed combined financial statements are subject to revision and/or amendment and should be read in conjunction with the unaudited pro forma condensed combined financial statements contained in the Form 10 registration statement filed by CareFusion and all amendments thereto (including amendments to be filed in the future).

The unaudited pro forma condensed combined financial statements have been derived from CareFusion’s historical unaudited interim condensed combined financial statements included above and do not necessarily reflect what CareFusion’s financial position and results of operations would have been if it had operated as an independent, publicly-traded company during the period shown. In addition, they are not necessarily indicative of CareFusion’s future results of operations or financial condition. The assumptions and estimates used and pro forma adjustments derived from such assumptions are based on currently available information, and management believes such assumptions are reasonable under the circumstances.

The unaudited pro forma condensed combined statement of earnings for the nine months ended March 31, 2009 reflect CareFusion’s results as if the separation and related transactions described below had occurred as of July 1, 2008. The unaudited pro forma condensed combined balance sheet as of March 31, 2009 reflects CareFusion’s results as if the separation and related transactions described below had occurred as of such date.

The unaudited pro forma condensed combined statement of earnings data for the nine months ended March 31, 2009, and the condensed combined balance sheet data as of March 31, 2009 have been adjusted to give effect to the following transactions:

•	the contribution by Cardinal Health to CareFusion of the assets and liabilities that comprise CareFusion’s business;

•	the incurrence of debt and related issuance costs comprised of one or more credit facilities or note offerings to be entered into prior to or concurrently with the completion of the separation;

•

the issuance of up to approximately 450 million shares of CareFusion’s common stock of which approximately 360 million shares will be distributed to holders of Cardinal Health common shares and Cardinal Health will retain no more than 19.9% of CareFusion’s total shares outstanding or approximately 90 million shares. The shares are based upon the number of Cardinal Health common shares outstanding on March 31, 2009;

•	CareFusion’s anticipated post-separation capital structure;

•

the impact of a separation agreement, a tax matters agreement, a transition services agreement, an employee matters agreement and certain commercial agreements between CareFusion and Cardinal Health and the provisions contained therein;

•

the impact of removing certain businesses that manufacture and sell surgical and exam gloves, surgical drapes and apparel and fluid management products in the U.S. market included in CareFusion’s historical Medical Technologies and Services segment that will be retained by Cardinal Health; and

•	settlement of intercompany account balances between CareFusion and Cardinal Health.

The unaudited pro forma condensed combined financial statements do not include certain non-recurring separation costs that CareFusion expects to incur in connection with the separation. Excluded are one-time expenditures estimated at $35 million to $45 million related to employee-related costs, costs to start up certain stand-alone functions and information technology systems, and other one-time transaction-related costs. Management expects to fund these costs through cash from operations, cash on hand and, if necessary, cash available from one or more credit facilities to be entered into prior to or concurrently with the completion of the separation. Due to the scope and complexity of these activities, the amount of these costs could increase or decrease materially and the timing of incurrence could change.

For the nine months ended March 31, 2009, Cardinal Health allocated to CareFusion general corporate expenses in the amount of $304.9 million. General corporate expenses include, but are not limited to, costs related to finance, legal, information technology, human resources, communications, ethics and compliance, shared services, employee benefits and incentives, and stock-based compensation. Effective with the separation, CareFusion will assume responsibility for all of these functions and related costs and anticipate its costs as a stand-alone entity will be higher than those allocated to it from Cardinal Health. In the first year following the separation, these operating costs are estimated to be approximately $25 million to $30 million higher than the general corporate expenses historically allocated from Cardinal Health. No pro forma adjustments have been made to CareFusion’s unaudited pro forma condensed combined financial statements to reflect the additional costs and expenses described in this paragraph.

CAREFUSION CORPORATION

PRO FORMA CONDENSED COMBINED STATEMENTS OF EARNINGS

NINE MONTHS ENDED MARCH 31, 2009

	Historical	Separation Adjustments (a)		Discontinued Operations Adjustments (b)		Financing Adjustments		Pro Forma
	(unaudited)
	(in millions, except per share amounts)
Revenue	$3,409.6	$69.2		$(666.6)		$—		$2,812.2
Cost of products sold	1,902.9	61.2		(502.1)		—		1,462.0

Gross margin	1,506.7	8.0		(164.5)		—		1,350.2

Selling, general and administrative expenses	871.2	8.4		(71.0)		—		808.6
Research and development expenses	120.2	—		(3.0)		—		117.2
Restructuring and acquisition integration charges	55.5	—		(1.5)		—		54.0

Operating earnings	459.8	(0.4)		(89.0)		—		370.4
Interest expense and other, net	83.4	—		(15.1)		39.1	(c)	107.4
Royalty (income) and other, net received from parent	(193.9)	—		193.9	(d)	—		—

Earnings before income taxes	570.3	(0.4)		(267.8)		(39.1)		263.0
Provision for income taxes	98.5	(5.1	)(e)	(38.3	)(e)	(14.5	)(e)	40.6

Net earnings	$471.8	$4.7		$(229.5)		$(24.6)		$222.4

Basic earnings per share								$0.49	(f)
Diluted earnings per share								$0.49	(g)
Weighted average number of shares outstanding:
Basic								449.5	(f)
Diluted								452.0	(g)

CAREFUSION CORPORATION

PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2009

	Historical	Separation Agreement (a)		Discontinued Operations Adjustments (b)	Financing Adjustments		Pro Forma
	(unaudited)
	(in millions)
ASSETS
Cash and equivalents	$519.9	$32.2		$(143.8)	$230.8		$639.1
Trade receivables, net	513.5	(6.1)		(76.0)	—		431.4
Current portion of net investment in sales-type leases	391.6	—		—	—		391.6
Inventories	605.5	19.8		(139.0)	—		486.3
Prepaid expenses and other	95.8	—		(22.4)	—		73.4

Total current assets	2,126.3	45.9		(381.2)	230.8		2,021.8

Property and equipment, net	574.6	—		(201.2)	—		373.4
Net investment in sales-type leases, less current portion	917.9	—		—	—		917.9
Goodwill and other intangibles, net	4,396.9	—		(671.9)	—		3,725.0
Other	47.0	—		(5.3)	10.9	(h)	52.6

Total assets	$8,062.7	$45.9		$(1,259.6)	$241.7		$7,090.7

LIABILITIES AND EQUITY
Current portion of long-term obligations and other short-term borrowings	$164.1	$—		$—	$(157.0)	(i)	$7.1
Accounts payable	175.0	41.2		(71.8)	—		144.4
Other accrued liabilities	429.7	—		(31.6)	(14.5)		383.6

Total current liabilities	768.8	41.2		(103.4)	(171.5)		535.1

Long-term obligations, less current portion, including debt allocated from parent	1,471.5	—		—	(70.0)	(i)	1,401.5
Deferred income taxes and other liabilities	969.9	(24.4)	(j)	(106.7)	—		838.8

Total liabilities	3,210.2	16.8		(210.1)	(241.5)		2,775.4

Parents company investment	4,919.6	(4,919.6)	(k)	—	—		—
Accumulated other comprehensive income	(67.1)	—		21.2	—		(45.9)
Preferred stock, $0.01 par value authorized; issued and outstanding on a pro forma basis	—	—		—	—		—
Common stock, $0.01 par value, authorized; issued and outstanding on a pro forma basis	—	4.5	(l)(k)	—	—		4.5
Additional paid in capital	—	4,944.2	(k)	(1,070.7)	483.2		4,356.7

Total equity	4,852.5	29.1		(1,049.5)	483.2		4,315.3

Total liabilities and equity	$8,062.7	$45.9		$(1,259.6)	$241.7		$7,090.7

CAREFUSION CORPORATION

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NINE MONTHS ENDED MARCH 31, 2009

(a) Represents the anticipated impact of a transition services agreement and other commercial agreements which will be in place at the time of the separation. The transition services agreement and other commercial agreements have a pro forma impact of reducing operating earnings by $0.4 million for the nine months ended March 31, 2009. An employee matters agreement, which will also be in place at the time of the separation, is not expected to have a material impact on CareFusion’s financial position or results of operations.

(b) Represents the impact of removing the historical results of certain businesses that manufacture and sell surgical and exam gloves, surgical drapes and apparel and fluid management products in the U.S. market included in CareFusion’s historical Medical Technologies and Services segment that were historically managed by CareFusion and that will not be transferred to CareFusion in the separation but will instead be retained by Cardinal Health.

(c) Reflects a change to interest expense and amortization of debt issuance costs in connection with debt securities CareFusion expects to issue as part of its anticipated post-separation capital structure. The pro forma impact was based on notes issued at an average interest rate of 8.5% and an average life of 8 years. Management expects to capitalize debt issuance costs of approximately $10.9 million in connection with the debt arrangements described in note (i) below.

(d) Reflects the removal of royalty income and other paid to CareFusion by Cardinal Health under various royalty agreements. After the separation, CareFusion will no longer receive royalty income under these agreements. The intellectual property underlying the royalty income will remain with Cardinal Health upon separation.

(e) Adjusted to reflect the income tax effects of the pro forma adjustments at the applicable tax rates.

(f) Pro forma basic earnings per share and pro forma weighted-average basic shares outstanding are based on the number of Cardinal Health common shares outstanding on March 31, 2009, adjusted for an expected distribution ratio of one share of CareFusion common stock for each Cardinal Health common share. See note (l) below.

(g) Pro forma diluted earnings per share and pro forma weighted-average diluted shares outstanding reflect potential common shares from Cardinal Health equity plans in which our employees participate based on the distribution ratio. While the actual impact on a go-forward basis will depend on various factors, including employees who may change employment from one company to another, management believes the estimate yields a reasonable approximation of the dilutive impact of Cardinal Health equity plans.

(h) Reflects cash funding by Cardinal Health of $230.8 million based upon the anticipated post-separation capital structure that includes all cash residing in CareFusion’s international legal entities plus $100 million of domestic cash, less debt issuance costs of $10.9 million described in note (c) above.

(i) Represents a $157.0 million decrease in current maturities of long-term debt and a $70.0 million decrease in long-term debt associated with the expected issuance of $1.4 billion of debt securities or other permitted debt, from which the proceeds will be distributed to Cardinal Health as a dividend. No current maturities are expected from this issuance. This reflects any offering of debt securities or other permitted debt that CareFusion may issue subsequent to any utilization of a senior bridge loan facility. The debt balance at the time of the separation was determined based on internal capital planning and considered the following factors and assumptions: investment grade credit rating, anticipated business plan, operating activities, general economic contingencies, optimal debt levels and desired financing capacity. The amount of debt and the corresponding distribution may be revised based on, among other things, the foregoing factors.

(j) Reflects an adjustment to deferred income taxes and other liabilities of $24.4 million comprised of gross contingent tax liabilities of $32.8 million related to unresolved tax matters that will be retained by Cardinal Health in connection with the separation, offset by a reduction of tax benefits for interest and state taxes of $8.4 million resulting from the relief of the liability, as set forth in the tax matters agreement that will be entered into with Cardinal Health. Additionally, there will be certain indemnifications extended between Cardinal Health and CareFusion in accordance with the terms of the tax matters agreement. At the time of separation, CareFusion will record a liability necessary to recognize the fair value of such indemnifications. Management is currently in the process of determining the impact, if any, on the amount of the liability currently recorded.

(k) Represents the reclassification of Cardinal Health’s net investment in CareFusion, which was recorded in parent company equity, into additional paid-in-capital and the balancing entry to reflect the par value of CareFusion’s outstanding preferred and common stock.

(l) Represents the issuance of approximately 450 million outstanding shares of common stock at a par value of $0.01 per share. The number of outstanding shares of common stock is based on the number of Cardinal Health common shares outstanding at March 31, 2009, divided by .801. Approximately 360 million shares will be distributed to holders of Cardinal Health common shares, at a ratio of one share of CareFusion common stock for each Cardinal Health common share. Cardinal Health will retain no more than the remaining 19.9% of total shares outstanding or approximately 90 million shares.